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                                                                     EXHIBIT 3.1

            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                              PIMCO ADVISORS L.P.

        This Amended and Restated Certificate of Limited Partnership of PIMCO Advisors L.P. (the "Partnership"), dated as of November 16, 1994, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. Section 17-210, to amend and restate the original Certificate of
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Limited Partnership of the Partnership, which was filed on September 3, 1987 with the Secretary of State of the State of Delaware, as heretofore amended
(the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del C. Section 17-101, et seq.).
                                   ------

        The Certificate is hereby amended to reflect the admission of PIMCO Partners, G.P. as the new general partner of the Partnership and the withdrawal of Thomson Advisory Group Inc. as the general partner of the Partnership and is restated in its entirety to read as follows:

        1. Name, The name of the limited partnership formed and continued
           ----
hereby is PIMCO Advisors L.P.

        2. Registered Office. The address of the registered office of the
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Partnership in the State of Delaware is c/o The Corporation Trust Company,
Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        3. Registered Agent. The name and address of the registered agent for
           ----------------
service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
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        4. General Partner. The name and business address of the general
           ---------------
partner of the Partnership is PIMCO Partners, G.P., 840 Newport Center Drive, Suite 360, Newport Beach, California 92660.

        5. Effective Date. This Amended and Restated Certificate of Limited
           --------------
Partnership shall become effective at 4:00 p.m., Eastern Standard Time, on the 16th day of November, 1994,

        IN WITNESS WHEREOF, each of the undersigned withdrawing general partner and new general partner has caused this Amended and Restated Certificate of Limited Partnership to be executed by its duly authorized officer as of the day and year first aforesaid.

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                                    THOMSON ADVISORY GROUP INC.,
                                    a Delaware corporation,
                                    as withdrawing General Partner

                                    By:  /s/ Robert A. Prindiville
                                        --------------------------
                                    NAME:  Robert A. Prindiville
                                    Title: President


                                    PIMCO PARTNERS, G.P.,
                                    a California general partnership

                                    By: Pacific Investment Management
                                        Company, a California corporation,
                                        General Partner

                                    By: /s/ Khanh T. Tran
                                       ---------------------------
                                       Name:  Khanh T. Tran
                                       Title: Treasurer


                                    By: PIMCO PARTNERS, LLC,
                                        a California limited liability company
                                        General Partner

                                    By: /s/ William S. Thompson
                                       ---------------------------
                                       Name:  William S. Thompson
                                       Title: Member

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